Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PURCHASE OPTION AGREEMENT

This Amendment No. 1 to Amended and Restated Purchase Option Agreement (this “Amendment”) is made and entered into effective as of September 30, 2016 (the “Amendment Effective Date”) by and between Lexicon Pharmaceuticals, Inc., a Delaware corporation (“Lexicon”), Symphony Icon Holdings LLC, a Delaware limited liability company (“Holdings”), and Symphony Icon, Inc., a Delaware corporation (“Symphony Icon”). This Amendment amends that certain Amended and Restated Purchase Option Agreement, dated July 30, 2010 (the “Original Agreement”), between Lexicon, Holdings and Symphony Icon. Capitalized terms used without definition in this Amendment shall have the meanings given to such terms in the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.    Buyout Amount. The provisions of Section 2(b) of the Original Agreement are hereby amended so that, in lieu of any remaining payments which may be or become payable by Lexicon to Holdings under the Original Agreement (including, without limitation, (a) Contingent Payments pursuant to Section 2(b)(i)(C) and (b) payments upon U.S. Regulatory Approval pursuant to Section 2(b)(iii)), Lexicon shall deliver to Holdings an amount equal to Twenty One Million Thirteen Thousand Dollars ($21,013,000) (the “Buyout Amount”) in the event that Lexicon receives regulatory approval in the United States (consisting of approval by the U.S. Food and Drug Administration of a New Drug Application) for the marketing and sale of the LG103 Product known as telotristat etiprate (“Telotristat Etiprate U.S. Regulatory Approval”). Lexicon shall promptly, and in no event later than fifteen (15) business days, pay Holdings the Buyout Amount upon its receipt of Telotristat Etiprate U.S. Regulatory Approval. For clarity, the Buyout Amount may be paid in cash or a combination of cash and up to fifty percent (50%) in Lexicon Common Stock, at the sole discretion of Lexicon, pursuant to Section 2(c) of the Original Agreement.

2.    Maximum Purchase Price. The provisions of Section 2(d) of the Original Agreement (and any other provisions of the Original Agreement referencing the maximum Purchase Price or Maximum Contingent Payment Amount) are hereby amended so that the maximum Purchase Price and Maximum Contingent Payment Amount payable under the Purchase Option Agreement reflect the application of the Buyout Amount in lieu of any remaining payments under the Original Agreement as provided in this Amendment.

3.    Valuation of Lexicon Stock. The provisions of Section 2(f) of the Original Agreement are hereby amended so that, in the event that Lexicon elects to pay part of the Buyout Amount through the delivery to Holdings of Lexicon Common Stock, the Lexicon Common Stock Valuation with respect to such shares of Lexicon Common Stock shall equal the volume-weighted average closing price of Lexicon Common Stock, as reported by the NASDAQ Global Market, or other national listing exchange that is the primary exchange on which Lexicon Common Stock is listed, for the ten (10) trading days immediately following, but not including, the date on which Lexicon receives Telotristat Etiprate U.S. Regulatory Approval.

4.    Termination. Lexicon and Holdings shall each have the right to terminate this Amendment in their sole discretion, upon thirty (30) days written notice to the other Party, in the event that (a) Lexicon has not received Telotristat Etiprate U.S. Regulatory Approval by February 28, 2017 or (b) Lexicon enters into any Licensing Transaction with respect to telotristat etiprate following the Amendment Effective Date and prior to such Telotristat Etiprate U.S. Regulatory Approval. For clarity, any termination pursuant to Section 4(a) hereof shall be of no further force or effect if Lexicon receives Telotristat Etiprate U.S. Regulatory Approval during the required 30-day notice period. For further clarity, in the event that either party exercises such termination right, this Amendment shall be of no further force and effect and the Original Agreement shall revert to the provisions of the Original Agreement which were in effect immediately prior to this Amendment, and any payments that would have been made to Holdings pursuant to the

Original Agreement between the Amendment Effective Date and the termination of this Amendment shall become payable per the terms of the Original Agreement.

5.    No Other Changes. This Amendment shall not be deemed to modify any of the rights and obligations of Lexicon, Holdings or Symphony Icon under the Original Agreement except as expressly provided herein. Except as provided herein, the Original Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 1 to Amended and Restated Purchase Option Agreement as of the Amendment Effective Date.

LEXICON PHARMACEUTICALS, INC.

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

SYMPHONY ICON HOLDINGS LLC

By: Symphony Capital Partners, L.P.,
its Manager

By: Symphony Capital GP, L.P.,
its general partner

By: Symphony GP, LLC,
its general partner

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

SYMPHONY ICON, INC.

By: _______________________________________
Name: _____________________________________
Title: ______________________________________